EXHIBIT 5

                [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]


                               March 2, 1999





Board of Directors
Gilmer Financial Services, Inc.
18 West Cass Street
Gilmer, Texas  75644

Members of the Board:

      We have acted as counsel to Gilmer Financial Services, Inc. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 5,503 shares of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), to be offered pursuant to Gilmer Financial Services, Inc. 1995 Recognition and Retention Plan (the "Plan")

      In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Corporation's Certificate of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of rendering this opinion.

      Based upon the foregoing, it is our opinion that the Common Stock and interests in the Plan covered by the Registration Statement will, when issued by the Plan, be legally issued, fully paid and non-assessable.

                                              Very truly yours,



                                    /s/ Silver, Freedman & Taff, L.L.P.
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                                        SILVER, FREEDMAN & TAFF, L.L.P.